CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 of WIZ Technology, Inc. of our report dated January 28, 1997 on our audit of the consolidated financial statements of WIZ Technology, Inc. as of and for the year ended July 31, 1996, which report is included in this Annual Report on Form 10-KSB.




                                                    CACCIAMATTA ACCOUNTANCY
CORPORATION


Irvine, California
March  3, 1997




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